FORWARD PURCHASE AGREEMENT, dated as of August 9, 1999 by and among Oak Hill Securities Fund, L.P., a Delaware limited partnership (the "Seller"), and Oak Hill Securities Fund II, L.P., a Delaware limited partnership (the "Purchaser").

            WHEREAS, on the date hereof, the Seller purchased convertible preferred stock with a final maturity date of August 15, 2009 in the aggregate principal amount of $14,800,000 (the "Preferred Stock") issued by American Skiing Company (the "Company"); and

            WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, on a forward basis, Preferred Stock having an initial aggregate principal amount of $7,400,000 (the "Acquired Preferred Stock") upon the terms and subject to the conditions set forth herein; and

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Acquired Preferred Stock": as defined in the recitals.

            "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

            "Agreement": this Forward Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

            "Closing Date": December 20, 1999.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Company": as defined in the recitals.

            "Dollars" and "$": dollars in lawful currency of the United States of America.

            "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Purchaser or (b) the validity or enforceability of this Agreement or the rights or remedies of the Seller hereunder or thereunder.

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Preferred Stock": as defined in the recitals.

            "Purchaser": as defined in the recitals.

            "Requirement of Law": as to any Person, the Certificate of Incorporation, By-Laws, Certificate of Formation or Limited Liability Company Agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Seller" as defined in the recitals.

            1.2 Other Definitional Provisions. (a) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Purchaser not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                          SECTION 2. SALE AND PURCHASE

            2.1 Purchase and Sale of Acquired Preferred Stock. On the Closing Date, the Seller agrees that it will sell to the Purchaser, and the Purchaser agrees that it will acquire from the Seller, the Acquired Preferred Stock upon the terms and conditions set forth below. The aggregate purchase price of the Acquired Preferred Stock shall be $7,400,000 PLUS an amount of interest accruing at the rate per annum of 15% from the date of this Agreement until the Closing Date (or such other earlier date of the purchase of Acquired Preferred Stock pursuant to Section 2.3).

            2.2 Procedure for Sale and Purchase of the Acquired Preferred Stock. The sale and purchase of any Acquired Preferred Stock shall take place at a closing to be held at the offices of Oak Hill Advisors, Inc. at 10:00 a.m. New York City time on the Closing Date or such other earlier date pursuant to
Section 2.3. At the closing, the Seller shall deliver the applicable Acquired Preferred Stock to the Purchaser duly endorsed without recourse against delivery by the Purchaser to the Seller of the purchase price specified herein. Payment of such purchase price shall be in Dollars by wire transfer.

            2.3 Optional Purchase. The Purchaser may, upon not less than one Business Days' notice to the Seller, purchase any of the Acquired Preferred Stock, in whole or in part, prior to the Closing Date for such Acquired Preferred Stock. The purchase price for such Acquired Preferred Stock shall be determined for such date in accordance with Section 2.4.

            2.4 Purchase Price. On any date prior to the Closing Date, the purchase price to be paid for any Acquired Preferred Stock to be purchased on that date shall be paid in Dollars and shall be calculated as: the sum of (a) the initial principal amount of such Acquired Preferred Stock PLUS (b) an amount determined by: (i) multiplying the total purchase price for the Acquired Preferred Stock set forth in Section 2.1, as appropriate, less the initial principal amount of such Acquired Preferred Stock by a fraction, the numerator of which is the amount of the Acquired Preferred Stock being sold and the denominator of which is the total aggregate amount of the Acquired Preferred Stock and then (ii) multiplying such resulting amount by a fraction, the numerator of which is the number of days since the date hereof until the purchase date and the denominator of which is the number of days between the date hereof and the Closing Date.

            2.5 Settlement upon Redemption of the Acquired Preferred Stock by the Company. If the Acquired Preferred Stock is redeemed or required to be redeemed by the Company prior to the Closing Date, then, to the extent that proceeds received by the Seller for such redemption are (a) less than the amount that the Seller would have received pursuant to Section 2.4 had the Acquired Preferred Stock been purchased on that date pursuant to the terms hereof, then the Purchaser will forthwith pay the difference to the Seller or (b) more than the amount that the Seller would have been received pursuant to Section 2.4 had the Acquired Preferred Stock been purchased on that date, then the Seller will pay the difference to the Purchaser.

            2.6 Obligations. The obligations of the Purchaser under this Agreement are absolute and unconditional, and the Purchaser shall be obligated to pay the purchase price of each Acquired Preferred Stock to be purchased by it hereunder free and clear of any taxes or other charges and without deduction, set-off or counterclaim, irrespective of the value, genuineness, legality, validity, binding effect or enforceability of any Acquired Preferred Stock; provided that the Seller shall, simultaneously with the payment of the purchase price of any Acquired Preferred Stock hereunder, deliver such Acquired Preferred Stock to the Purchaser, duly endorsed without recourse.

            2.7 No Obligation to Mitigate, Etc. The Purchaser hereby waives any right to initiate or raise any action, suit, claim, counterclaim or defense (in connection with an action for specific performance or otherwise) based upon (i) any obligation of the Seller or any other Person to mitigate damages, (ii) the Seller or any other Person having an adequate remedy at law, or (iii) any differential between the value of any of the Preferred Stock and the purchase price therefor hereunder. The Purchaser further covenants, to the fullest extent it may lawfully do so, that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Purchaser, to the fullest extent it may lawfully do so, hereby expressly waives all benefit and advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Seller, but will suffer and permit the execution of every such power as though no such law had been enacted. The Purchaser waives diligence, presentment, demand, protest and all notices whatsoever. The Purchaser acknowledges that if for reasons outside the control of the Seller the Seller is barred from delivering the Acquired Preferred Stock to the Purchaser hereunder, the Seller may notify the Purchaser that the Seller is holding the Acquired Preferred Stock for account of the Purchaser, whereupon the Acquired Preferred Stock will be deemed to have been tendered and delivered to, and accepted by, the Purchaser, and the Seller shall be entitled to proceed against the Purchaser for the purchase price (and the Seller shall, to the fullest extent permitted by applicable law, be entitled to specific performance of the Purchaser's obligation to pay the purchase price).

           SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller that:

            3.1 Existence; Compliance with Law. The Purchaser (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property and to conduct the business in which it is currently engaged and (c) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            3.2 Power; Authorization; Enforceable Obligations. The Purchaser has the power and authority, and the legal right, to make, deliver and perform this Agreement and to perform the transactions contemplated hereby and has taken all necessary action to authorize the transactions contemplated hereby on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the performance of the transactions contemplated hereby or with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered on behalf of the Purchaser. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            3.3 No Legal Bar. The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not violate any Requirement of Law.

             SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE SELLER

            To induce the Purchaser to enter into this Agreement and to purchase the Acquired Preferred Stock, the Seller hereby represents and warrants to the Purchaser that:

            4.1 Corporate Existence; Compliance with Law. The Seller (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to conduct the business in which it is currently engaged and
(c) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

            4.2 Corporate Power; Authorization; Enforceable Obligations. The Seller has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and to perform the transactions contemplated hereby and has taken all necessary corporate action to authorize the transactions contemplated hereby on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby or with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered on behalf of the Seller. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            4.3 No Legal Bar. The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not violate any Requirement of Law of the Seller.

            4.4 No Recourse. The Purchaser acknowledges and agrees as of the date hereof and as of the date of the purchase of the Acquired Preferred Stock hereunder that (i) each sale of any Acquired Preferred Stock hereunder is without recourse to the Seller, (ii) neither the Seller nor any Person acting for or on behalf of the Seller, nor any Affiliate of the Seller, has made any representation or warranty, express or implied, as to the value, genuineness, legality, validity, binding effect or enforceability of any Acquired Preferred Stock or the due incorporation, power, authority, creditworthiness or any other matter with respect to the Company, except that the Seller represents and warrants to the Purchaser as of the time of the purchase of any Acquired Preferred Stock hereunder that the Seller has not transferred or created any lien on or security interest in such Acquired Preferred Stock, (iii) in purchasing the Acquired Preferred Stock and performing its other obligations under this Agreement the Purchaser is not relying on any representation or warranty whatsoever made by or on behalf of the Seller or any Affiliate of the Seller (other than as expressly stated in clause (ii) above), (iv) the Acquired Preferred Stock have not been registered under the Securities Act of 1933, as amended, or any applicable State law, and may not be offered for sale, sold or otherwise transferred unless registered under said Act and any applicable State law or pursuant to an exemption from registration thereunder, and (v) it is and will be purchasing the Acquired Preferred Stock for its own account and not with a view to any sale or other distribution thereof.

                            SECTION 5. MISCELLANEOUS

            5.1 Amendments and Waivers. Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Seller may, from time to time, (a) enter into with the Purchaser written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Seller or of the Purchaser hereunder or (b) waive, on such terms and conditions as the Seller may specify in such instrument or any of the requirements of this Agreement. Any such waiver and any such amendment, supplement or modification shall be binding upon the Purchaser and the Seller. In the case of any waiver, the Purchaser and the Seller shall be restored to their former positions and rights hereunder.

            5.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows:

                           (i)      IF TO THE SELLER:

                                    201 Main Street, Suite 2600
                                    Fort Worth, TX 76102
                                    Attention: Chuck Irwin
                                    (817) 390-8739

                           (ii)     IF TO THE PURCHASER:

                                    201 Main Street, Suite 2600
                                    Fort Worth, TX 76102
                                    Attention: Chuck Irwin
                                    (817) 390-8739

            5.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Seller, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            5.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and performance of the transactions contemplated hereby.

            5.5 Payment of Expenses and Taxes. The Purchaser agrees (a) to pay or reimburse the Seller for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Seller, (b) to pay or reimburse the Seller for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Seller, (c) to pay, indemnify, and hold the Seller harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, and (d) to pay, indemnify, and hold the Seller harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any such other documents (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Purchaser shall have no obligation hereunder to the Seller with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Seller. The agreements in this subsection shall survive performance of the transactions contemplated hereby.

            5.6. Successors and Assigns; Participations and Assignments. This Agreement shall be binding upon and inure to the benefit of the Purchaser and the Seller and their respective successors and assigns, except that the Purchaser may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Seller.

            5.7 Set-Off. In addition to any rights and remedies of the Seller provided by law, the Seller shall have the right, without prior notice to the Purchaser, any such notice being expressly waived by the Purchaser to the extent permitted by applicable law, upon any amount becoming due and payable by Purchaser hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Seller or any branch or agency thereof to or for the credit or the account of the Purchaser. The Seller agrees promptly to notify the Purchaser after any such set-off and application made by the Seller, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            5.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            5.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            5.10 Integration. This Agreement represents the agreement of the Purchaser and the Seller with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Seller relative to subject matter hereof not expressly set forth or referred to herein.

            5.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            5.12 Submission To Jurisdiction; Waivers. The Purchaser hereby irrevocably and unconditionally:

                   (a) submits for itself and its property in any legal action or proceeding relating to this Agreement to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York located in Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                   (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                   (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Purchaser at its address set forth in this Agreement or at such other address of which the Seller shall have been notified pursuant thereto;

                   (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                   (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

            5.13 WAIVERS OF JURY TRIAL. THE PURCHASER AND THE SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER PURCHASE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       OAK HILL SECURITIES FUND, L.P.

                                       By: Oak Hill Securities GenPar, L.P.,
                                           its general partner

                                       By: Oak Hill Securities MGP, L.P.,
                                           its general partner

                                       By: /s/ Scott D. Krase
                                           ------------------
                                           Scott D. Krase
                                           Vice President


                                       OAK HILL SECURITIES FUND II, L.P.

                                       By: Oak Hill Securities GenPar II, L.P.,
                                           its general partner

                                       By: Oak Hill Securities MGP II, L.P.,
                                           its general partner

                                       By: /s/ Scott D. Krase
                                           ------------------
                                           Scott D. Krase
                                           Vice President